Exhibit 99.1

Personalis Reports Fourth Quarter and Full Year 2021 Financial Results

MENLO PARK, Calif. – February 24, 2022 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter and Recent Highlights

•	Reported quarterly revenue of $20.7 million in the fourth quarter of 2021 compared with $20.2 million in the fourth quarter of 2020, a 3% increase

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Revenue from biopharma and other customers, excluding the VA MVP (as defined below), of $15.4 million in the fourth quarter of 2021 compared with $7.6 million in the fourth quarter of 2020, a 102% increase and a record quarter; revenue from biopharma and other customers includes revenue from Natera at $5.8 million in the fourth quarter of 2021; revenue from biopharma customers excluding Natera at $9.6 million for the fourth quarter of 2021, a 26% increase compared with the fourth quarter of 2020

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Revenue from the U.S. Department of Veterans Affairs Million Veterans Program (VA MVP) of $5.3 million in the fourth quarter of 2021 compared with $12.6 million in the fourth quarter of 2020, a decrease of 58%

•

Launched tumor-informed liquid biopsy assay, NeXT PersonalTM in December 2021; NeXT Personal is designed to deliver industry leading molecular residual disease (MRD) sensitivity down to approximately 1 part-per-million, which is expected to enable earlier detection across a broader set of cancers with low mutational burden and low-shedding cancers

•	Received first customer order for NeXT Personal in the first quarter of 2022 from a top global pharmaceutical company

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Announced a collaboration with the Moores Cancer Center at UC San Diego Health, a National Cancer Institute-designated Comprehensive Cancer Center, to support clinical diagnostic testing in patients with advanced solid tumors and hematological malignancies

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Added Olivia Bloom to the Personalis Board of Directors and Audit Committee effective March 1, 2022; Ms. Bloom is a certified public accountant and currently serves as Executive Vice President and Chief Financial Officer of Geron Corporation

•	Cash, cash equivalents, and short-term investments were $287.1 million as of December 31, 2021

Full Year 2021 Highlights

•	Reported annual revenue of $85.5 million for the full year of 2021 compared with $78.6 million for the full year of 2020, a 9% increase

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Revenue from biopharma and other customers of $39.8 million for the full year of 2021 compared with $22.5 million for the full year of 2020, a 77% increase; revenue from biopharma and other customers includes revenue from Natera of $8.6 million for the full year of 2021; revenue from biopharma customers excluding Natera of $31.2 million for the full year of 2021, a 39% increase

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Revenue from the VA MVP of $45.7 million for the full year of 2021 compared with $56.2 million for the full year of 2020, a decrease of 19%; VA MVP unfulfilled orders were approximately $7.6 million at December 31, 2021 and remaining unfulfilled orders are expected to be recognized as revenue from the first quarter through the third quarter of 2022, depending upon sample receipt volume and timing from the VA MVP

“I’m pleased to report that revenue for our oncology business exceeded $15 million in the fourth quarter of 2021 and was nearly $40 million for the full year 2021 and grew 77% over 2020, reflecting consistent execution on our growth initiatives.  Customer orders were once again significantly above revenue for both the fourth quarter and full year of 2021. Accordingly, we expect our oncology revenue to grow by more than 50% in 2022 over 2021,” said John West, Chief Executive Officer of Personalis. “In addition, we recently received our first customer order for NeXT Personal, our MRD liquid biopsy offering, from a large global pharmaceutical company. We expect NeXT Personal to be an important growth driver for both biopharma and diagnostic test revenue.”

Fourth Quarter 2021 Financial Results

•	Revenue was $20.7 million in the three months ended December 31, 2021
•	Gross margin was 38.7% in the three months ended December 31, 2021
•	Operating expenses were $28.2 million in the three months ended December 31, 2021
•	Net loss was $20.2 million in the three months ended December 31, 2021 and net loss per share was $0.45 based on a weighted-average basic and diluted share count of 44.8 million
•	Cash, cash equivalents, and short-term investments were $287.1 million as of December 31, 2021

Full Year 2021 Financial Results

•	Revenue was $85.5 million for the year ended December 31, 2021
•	Gross margin was 37.0% for the year ended December 31, 2021
•	Operating expenses were $97.0 million for the year ended December 31, 2021
•	Net loss was $65.2 million for the year ended December 31, 2021 and net loss per share was $1.49 based on a weighted-average basic and diluted share count of 43.9 million

Full Year 2022 Outlook

Personalis expects the following for the full year of 2022:

•	Total company revenue is expected to be approximately $67.0 million
•	Revenue from biopharma and all other customers, excluding the VA MVP, is expected to be approximately $60.0 million, an increase of 51% compared with 2021
•	Net loss is expected to be in the range of $110.0 million to $115.0 million

Webcast and Conference Call Information

Personalis will host a conference call to discuss the fourth quarter and full year 2021 financial results after market close on Thursday, February 24, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live over the phone by dialing (866) 220-8061 for U.S. callers or (470) 495-9168 for international callers, using the conference ID: 6877026. The live webinar can be accessed at https://investors.personalis.com.

About Personalis, Inc.

Personalis, Inc. is a leader in advanced cancer genomics for enabling the next generation of precision cancer therapies and diagnostics. The Personalis NeXT Platform® is designed to adapt to the complex and evolving understanding of cancer, providing its biopharmaceutical customers and clinicians with information on all of the approximately 20,000 human genes, together with the immune system, from a single sample. To enable high-end cancer genomic profiling, the Personalis Clinical Laboratory was built with a focus on clinical accuracy, quality, big data, scale, and efficiency. The laboratory is GxP aligned as well as CLIA’88-certified and CAP-accredited. For more information, please visit the Personalis website and follow Personalis on LinkedIn and Twitter (@PersonalisInc).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “estimate,” “expect,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.  These statements include, but are not limited to, statements regarding the company’s financial results for the fourth quarter and full year of 2021, and business outlook for the full year of 2022.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Personalis’ actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties and other factors relate to, among others: the timing and pace of new orders from customers, including from Natera, which accounted for 10% of the company’s total revenue in 2021; the launch and market adoption of new products and new product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers and Natera increase in future periods; attributes or advantages of NeXT Personal or the Personalis NeXT Platform; the expected benefits or success of Personalis’ collaborations including with Mayo Clinic and University of California, San Diego; the success of the company’s international expansion plans; the evolution of cancer therapies and market adoption of the company’s services; the company’s expectations regarding future performance; and the ongoing COVID-19 pandemic, which may significantly impact the company’s business and operations and the business and operations of Personalis’ customers and suppliers.  In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Annual Report on Form 10-K for the period ended December 31, 2021, and risk factors included within the Prospectus Supplement filed January 3, 2022.  All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date.  Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof.  Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media Contact:

Jennifer Temple

pr@personalis.com

www.personalis.com

650-752-1300

PERSONALIS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)
Revenue	$20,682	$20,176	$85,494	$78,648
Costs and expenses
Cost of revenue	12,686	14,106	53,837	58,534
Research and development	14,512	8,520	49,312	28,568
Selling, general and administrative	13,709	10,920	47,698	33,692
Total costs and expenses	40,907	33,546	150,847	120,794
Loss from operations	(20,225)	(13,370)	(65,353)	(42,146)
Interest income	81	76	367	949
Interest expense	(59)	—	(184)	(2)
Other income (expense), net	1	(29)	(42)	(24)
Loss before income taxes	(20,202)	(13,323)	(65,212)	(41,223)
Provision for income taxes	(3)	18	14	57
Net loss	$(20,199)	$(13,341)	$(65,226)	$(41,280)
Net loss per share, basic and diluted	$(0.45)	$(0.34)	$(1.49)	$(1.20)
Weighted-average shares outstanding, basic and diluted	44,808,998	38,962,860	43,886,730	34,374,903

PERSONALIS, INC.
SUPPLEMENTAL REVENUE INFORMATION
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)
VA MVP	$5,304	$12,556	$45,671	$56,154
All other customers	15,378	7,620	39,823	22,494
Total	$20,682	$20,176	$85,494	$78,648

PERSONALIS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$105,585	$68,525
Short-term investments	181,479	134,765
Accounts receivable, net	18,468	6,349
Inventory and other deferred costs	5,610	5,639
Prepaid expenses and other current assets	7,089	5,441
Total current assets	318,231	220,719
Property and equipment, net	19,650	11,834
Operating lease right-of-use assets	53,822	10,271
Other long-term assets	4,825	2,018
Total assets	$396,528	$244,842
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,221	$8,301
Accrued and other current liabilities	18,110	11,301
Contract liabilities	3,982	21,034
Total current liabilities	31,313	40,636
Long-term operating lease liabilities	52,797	8,541
Other long-term liabilities	2,117	720
Total liabilities	86,227	49,897
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 44,904,512 and 39,105,548 shares issued and outstanding at December 31, 2021 and 2020, respectively	4	4
Additional paid-in capital	557,558	376,788
Accumulated other comprehensive income (loss)	(166)	22
Accumulated deficit	(247,095)	(181,869)
Total stockholders’ equity	310,301	194,945
Total liabilities and stockholders’ equity	$396,528	$244,842